UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Monarch Community Bancorp, Inc.

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MONARCH COMMUNITY BANCORP, INC.
375 North Willowbrook Road
Coldwater, MI 49036
(517) 278-4566
March 19, 2010
Dear Shareholder:
     I am pleased to invite you to attend the Monarch Community Bancorp, Inc.’s 2010 annual meeting of shareholders on Tuesday, April 20, 2010. We will hold the meeting at 10:00 a.m. at Monarch Community Bank, 375 North Willowbrook Road, Coldwater, Michigan.
     On the page following this letter, you will find the Notice of Meeting which lists the matters to be considered at the meeting. Following the Notice of Meeting is the proxy statement which describes these matters and provides you with additional information about our Company. Also enclosed you will find your proxy card, which allows you to vote on these matters, and the Company’s 2009 Annual Report.
     Your vote is important. One-third of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business. Please complete and mail in your proxy card promptly, even if you plan to attend the meeting. You can attend the meeting and vote in person, even if you have sent in a proxy card.
     The Board of Directors recommends that shareholders vote FOR each of the proposals stated in the proxy statement.
     The rest of the Board and I look forward to seeing you at the meeting. Whether or not you can attend, we greatly appreciate your cooperation in returning the proxy card.

Sincerely,
/s/ Donald L. Denney
President and Chief Executive Officer

MONARCH COMMUNITY BANCORP, INC.
375 North Willowbrook Road
Coldwater, MI 49036
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	10:00 a.m., local time, on Tuesday, April 20, 2010

PLACE	Monarch Community Bank
375 North Willowbrook Road
Coldwater, Michigan

ITEMS OF BUSINESS	(1) To elect three members of the Board of Directors for three-year terms.

(2) Advisory vote on Executive Compensation.

(3) To ratify the selection of Plante & Moran, PLLC as independent auditors of the Company for the 2010 fiscal year.

(4) To transact such other business as may properly come before the Meeting.

ANNUAL REPORT	Our 2009 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

RECORD DATE	You can vote if you are a shareholder of record on February 26, 2010.

QUORUM	One-third of the shares of common stock entitled to vote must be represented at the meeting. If there are insufficient shares, the meeting may be adjourned.

March 19, 2010	/s/ Andrew J. Van Doren
Secretary

MONARCH COMMUNITY BANCORP, INC.
375 North Willowbrook Road
Coldwater, MI 49036
SOLICITATION AND VOTING
     We are sending you this Proxy Statement and the enclosed proxy card because the Board of Directors of Monarch Community Bancorp, Inc. (the “Company” “we” or “us”) is soliciting your proxy to vote at the 2010 Annual Meeting of Shareholders (the “Annual Meeting”). This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting.
     You are invited to attend our Annual Meeting on April 20, 2010 beginning at 10:00 a.m., local time. The Annual Meeting will be held at Monarch Community Bank, 375 North Willowbrook Road, Coldwater, Michigan.
     This Proxy Statement and the enclosed form of proxy are being mailed starting on or about March 19, 2010.
Shareholders Entitled to Vote
     Holders of record of common stock of the Company at the close of business on February 26, 2010 are entitled to receive this notice. Generally, each share of common stock of the Company is equal to one vote. However, the Company’s Articles of Incorporation limit the number of shares that may be voted by any holder owning beneficially more than 10% of the outstanding shares of the common stock of the Company (the “Limit”). A beneficial holder of shares in excess of the Limit may not vote any shares exceeding the Limit. A shareholder may exceed the Limit if affiliates of the shareholder as well as persons acting in concert hold sufficient shares together with such shareholder so as to exceed the Limit. Pursuant to the Articles of Incorporation, the Board of Directors will (i) make all determinations necessary to implement these rules and (ii) demand that anyone reasonably believed to beneficially own shares in excess of the Limit supply information to the Company to enable the enforcement of these rules.
     There is no cumulative voting at the Annual Meeting.
     As of the record date, there were 2,044,606 common shares issued and outstanding.
Voting Procedures
     Unless you hold your shares in the Company’s Savings and Profit Sharing Plan (the “401(k) Plan”) or the Employee Stock Ownership Plan and Trust (the “ESOP”), you can vote on matters to come before the meeting in one of two ways:
•	you can come to the Annual Meeting and cast your vote there; or

•	you can vote by signing and returning the enclosed proxy card. If you do so, the individuals named as proxies on the card will vote your shares in the manner you indicate.
     You may also choose to vote for all of the nominees for Director and each proposal by simply signing, dating and returning the enclosed proxy card without further direction. All signed and returned proxies that contain no direction as to vote will be voted FOR each of the nominees for Director and FOR each of the proposals.

     The Board of Directors has selected itself as the persons to act as proxies on the proxy card.
     If you plan to attend the Annual Meeting and vote in person, you should request a ballot when you arrive. HOWEVER, IF YOUR SHARES ARE HELD IN THE NAME OF YOUR BROKER, BANK OR OTHER NOMINEE, THE INSPECTOR OF ELECTION WILL REQUIRE YOU TO PRESENT A POWER OF ATTORNEY OR PROXY IN YOUR NAME FROM SUCH BROKER, BANK OR OTHER NOMINEE FOR YOU TO VOTE SUCH SHARES AT THE ANNUAL MEETING. Please contact your broker, bank or nominee.
Voting Procedures for Shares in the Company’s 401(k) Plan or ESOP
     If you participate in the Company’s 401(k) Plan or ESOP, please return your proxy in the envelope on a timely basis to ensure that your proxy is voted. If you own or are entitled to give voting instructions for shares in the 401(k) Plan or ESOP and do not vote your shares or give voting instructions, generally, the Plan Administrator or Trustee will vote your shares in the same proportion as the shares for all plan participants for which voting instructions have been received. Holders of shares in the 401(k) Plan or ESOP will not be permitted to vote such shares at the Annual Meeting, but their attendance is encouraged and welcome.
Required Vote
     The presence, in person or by proxy, of the holders of one-third of the votes entitled to be cast by the shareholders at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker “non votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because such broker, bank or nominee does not have discretionary authority to vote and has not received instructions from the beneficial owner.
     Once a quorum is achieved, a plurality of votes cast is all that is necessary for the election of directors. Abstentions and broker “non votes” are not counted in determining the vote. As to the say on pay proposal, the ratification of Plante & Moran, PLLC and all other matters that may come before the meeting, the affirmative vote of a majority of votes cast is necessary for the approval of such matters. Abstentions and broker “non votes” are again not counted for purposes of approving the matter.
Revoking a Proxy
     If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:
•	you may send in another proxy with a later date;

•	you may notify the Company’s Secretary in writing at Monarch Community Bancorp, Inc., 375 North Willowbrook Road, Coldwater, Michigan 49036; or

•	unless you hold shares in the 401(k) Plan or ESOP, you may revoke by voting in person at the Annual Meeting.
     If you choose to revoke your proxy by attending the Annual Meeting, you must vote in accordance with the rules for voting at the Annual Meeting. Attending the Annual Meeting alone will not constitute revocation of a proxy.

Cost of Proxy Solicitation
     We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, mail or telegram. We do not intend to engage a proxy solicitation firm to assist us in the distribution and solicitation of proxies. The Company will also request persons, firms and corporations holding shares in their names for other beneficial owners to send proxy materials to such beneficial owners. The Company will reimburse these persons for their expenses.
Other Matters
     The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxies to vote the shares on such matters in their discretion.
GOVERNANCE OF THE COMPANY
Role and Composition of the Board of Directors
     Our Company’s Board of Directors is the ultimate decision making body of the Company, except for matters which law or our Articles of Incorporation require the vote of shareholders. The Board of Directors selects the management of the Company which is responsible for the Company’s day to day operations. The Board acts as an advisor to management and also monitors its performance. Our Board of Directors has determined that each of Messrs. Adamson, Dally, Dobbins, Gordon, Loomis, Mitchell, Ross, and Welch are independent as independence is defined in the Nasdaq’s listing standards, as those standards have been modified or supplemented.
     Members of the Board of Directors serve also as Directors of Monarch Community Bank (the “Bank”). The Bank is the Company’s wholly owned subsidiary. You will find a discussion of its activities in your Annual Report.
     During 2009, the Board of Directors met as the Company’s Board of Directors 13 times. In addition, the Board of Directors has authorized four Committees to manage distinct matters of the Company. These Committees are the Executive Committee, the Audit Committee, the Nominating Committee and the Compensation Committee. Membership on each of the Committees is set forth in the table below. All of our Directors attended 75 percent or more of the meetings of the Board and the Board Committees on which they served in 2009.

Name	Board	Executive	Audit	Nominating	Compensation
Harold A. Adamson	X	X	X
Craig W. Dally	X			X
Donald L. Denney	X	X
Richard L. Dobbins	X	X	X
James W. Gordon	X		X
Karl F. Loomis	X				X
Martin L. Mitchell	X		X		X
Stephen M. Ross	X	X		X
Gordon L. Welch	X			X	X

Meetings in 2009	13	0	12	1	3

Board Leadership Structure and Oversight of Risk
     The Chairman of the Board and Chief Executive Officer positions historically have been separate, with the Chairman being an outside director. The Company believes this structure permits the Board to better hold management accountable and decreases the possibility that a person holding the combined offices could exercise undue influence on the Board.
     The Board administers its risk oversight function as follows:
•	By the adoption of Board Policies to address various risks.

•	By the entire Board regularly reviewing and discussing reports on Interest Rate Risk, Liquidity, Capital, and Classified Assets, as well as delinquency reports.

•	By directing Management to perform annual risk assessments.

•	Through the Audit Committee, which directly engages annual third party reviews of Information Technology, Bank Secrecy Act compliance, Regulatory Compliance, and Commercial Loans. All reports generated, together with Management responses, are reviewed by the Audit Committee, which then requires regular reports from Management on its progress in addressing all issues raised in such reports.

•	A full time Internal Auditor reports directly to the Audit Committee, which reviews Internal Audit reports at its monthly meetings with the Internal Auditor without Management present. The Committee holds Management accountable to address all exceptions noted in Internal Audit reports.
The Executive Committee
     The Executive Committee generally acts in lieu of the full Board of Directors between board meetings. This committee is responsible for formulating and implementing policy decisions, subject to review by the entire Board of Directors.
The Audit Committee
     The Audit Committee is responsible the annual appointment of the public accounting firm to be our outside auditors. The Committee is responsible for the following tasks:
•	maintaining a liaison with the outside auditors;

•	reviewing the adequacy of internal controls;

•	reviewing all Board Policies annually;

•	reviewing with management and outside auditors financial disclosures of the Company; and

•	reviewing any material changes in accounting principles or practices used in preparing statements.
Audit Committee Financial Expert
     While the Board of Directors endorses the effectiveness of our Audit Committee, its membership does not include a director who qualifies for designation as an “audit committee financial expert” — a concept under federal regulation that contemplates such designation only when an audit committee member satisfies all five qualification requirements, such as experience (or “experience actively supervising” others engaged in), preparing, auditing, analyzing or evaluating financial statements presenting a level of accounting complexity comparable to what is encountered in connection with our Company’s financial statements.
The Nominating Committee
     Our Board of Directors has a Nominating Committee, which in 2009 consisted of three directors. Messrs. Dally, Ross, and Welch are the current members of this committee. The Nominating Committee identifies individuals to become board members and selects, or recommends for the board’s selection, director nominees to be presented for shareholder approval at the annual meeting of shareholders or to fill any vacancies. During the fiscal year ended December 31, 2009, the Nominating Committee held one meeting.
     Our Board of Directors has adopted a written charter for the Nominating Committee, a copy of which is available to shareholders on our website, at http://www.monarchcb.com Each of the members of our Nominating Committee is independent as independence is defined in the Nasdaq’s listing standards, as those standards have been modified or supplemented.
     The Nominating Committee’s policy is to consider director candidates recommended by shareholders. Such recommendations must be made pursuant to timely notice in writing to
Andrew J. Van Doren, Secretary
Monarch Community Bancorp, Inc.
375 North Willowbrook Road
Coldwater, MI 49036
     The Nominating Committee has established certain qualifications in order to be eligible for service on the Board:
•	No person shall be eligible for election or appointment to the Board of Directors if such person (i) has, within the previous 10 years, been the subject of supervisory action by a financial regulatory agency that resulted in a cease and desist order or an agreement or other written statement subject to public disclosure under 12 U.S.C. 1818 (u), or any successor provision, (ii) has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law, or (iii) is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime. No person is eligible for election to the Board of Directors if the person is the nominee or representative of a person or group that includes a person who is ineligible for election to the Board.

•	No person shall be eligible for election or appointment to the Board of Directors if such person shall have attained the age of 75 years at the time of such election or appointment.
     Historically, the Nominating Committee used a subjective process for identifying and evaluating nominees for director, based on the information available to, and the subjective judgments of, the members of the Nominating Committee and our then current needs; and nominees have been existing directors or business associates of our directors or officers. In 2005, objective standards for evaluating director nominees were adopted, as follows:
A. Nominees for Directors of the Company shall possess such qualifications as the Company’s Bylaws may require.

B. Nominees shall own, directly or indirectly, at least 1,000 shares of common stock of the Company. Shares owned jointly with other persons shall be counted toward such minimum.
C. Nominees shall be at least 30 years of age as of the date of election to the Board.
D. Nominees shall be citizens of the United States of America.
E. Nominees shall possess a Bachelor’s Degree from an accredited college or university, or shall possess employment experience judged by the Committee to be the equivalent of such a degree.
F. Nominees shall possess a minimum of 10 years experience in a least one of the following:
•	Management position(s) with a for-profit or non-profit entity;

•	Ownership of a business; or

•	Employment in a learned profession such as accounting or law.
G. Nominees shall exhibit a basic understanding of financial statements and the banking industry.
H. Nominees shall not be or have been under any type of disciplinary order, sanction, or penalty from a national or state banking, securities, or licensed profession regulatory body.
I. Nominees shall not have been convicted of a crime, other than non-substance abuse related traffic offenses.
J. Nominees shall certify in writing that he or she possess the above qualifications.
K. Nominees shall furnish such references as the Committee may request.
L. Nominees shall answer such questions and attend such interviews as the Committee shall request.
     Nominees recommended by a shareholder also will be evaluated in accordance with the above standards. The Nominating Committee considers diversity in identifying nominees for director, but has not adopted a formal written diversity policy. The complete Nominating Committee Polices and Procedures is available on our website, www.monarchcb.com.
     Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with the notice procedures set forth in the Company’s bylaws. Pursuant to our bylaws, nominations by shareholders must be delivered in writing to the Secretary of Monarch Community Bancorp, Inc. at least 90 days but no more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which notice of the date of annual meeting was mailed or public announcement of the date of such meeting is first made.
The Compensation Committee
     The Compensation Committee is responsible for establishing annual and long-term performance goals for the Chief Executive Officer (Mr. Denney) and senior management. The Committee has a charter, which is available on our website, www.monarchcb.com. This Committee also approves the senior officers’ compensation and other incentive compensation programs recommended by the Chief Executive Officer, subject to final approval of the Company’s budget by the Board of Directors. The Committee utilizes industry prepared surveys of annual compensation but does not engage consultants in connection with its review of executive compensation. The Committee’s functions include:
•	awarding shares or options under the Company’s stock option plan (the Committee has delegated to the Chief Executive Officer authority to award options to Company employees); and

•	recommending to the Board of Directors changes in director compensation, as well as the award of shares or options to directors.

Code of Conduct
     The Company has adopted a Code of Conduct that applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Conduct contains written standards that we believe are reasonably designed to deter wrongdoing and to promote:
•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commissions and in other public communications we make;

•	Compliance with applicable governmental laws, rules and regulations;

•	The prompt internal reporting of violations of the code to an appropriate person or persons named in the code; and

•	Accountability for adherence to the code.
     This Code of Conduct is attached to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 as Exhibit 14. We have also posted it on our Web site at http://www.monarchcb.com under the “Investor Relations” tab. We will provide to any person without charge, upon request, a copy of our Code of Conduct. Requests for a copy of our Code of Conduct should be made to our Secretary at 375 North Willowbrook Road, Coldwater, Michigan 49036. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of our Code of Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and that relates to any element of the code definition enumerated in Securities and Exchange Commission, Regulation S-K, Item 406(b) by posting such information on our Web site at http://www.monarchcb.com within four business days following the date of the amendment or waiver.
Shareholder Communications with the Board
     Our Board of Directors has a process for shareholders to send communications to the Board of Directors, its Nominating Committee, its Compensation Committee or its Audit Committee, including complaints regarding accounting, internal accounting controls, or auditing matters. Communications can be sent to the Board of Directors; its Nominating Committee, its Compensation Committee or its Audit Committee or specific directors either by regular mail to the attention of the Board of Directors, its Nominating Committee, its Compenstaion Committee, its Audit Committee or specific directors, at our principal executive offices at 375 North Willowbrook Road, Coldwater, Michigan 49036. All of these communications will be reviewed by our Secretary (1) to filter out communications that our Secretary deems are not appropriate for our directors, such as spam and communications offering to buy or sell products or services, and (2) to sort and relay the remainder to the appropriate directors. We encourage all of our directors to attend the annual meeting of shareholders, if possible. All of our then-current directors attended the 2009 annual meeting of shareholders.

ITEM 1. ELECTION OF DIRECTORS
     Currently, the Board of Directors has nine members divided into three classes of three directors per class. Each class of directors has three-year terms. One class of directors is up for election each year. This results in a staggered Board which ensures continuity from year to year.
     Three directors will be elected at the Annual Meeting to serve for three-year terms expiring at our Annual Meeting in the year 2013.
     The persons named in the enclosed proxy card intend to vote the proxy for the election of each of the three nominees unless you indicate on the proxy card that your vote should be withheld from any or all of such nominees. Each nominee elected as director will continue in office until his or her successor has been elected, or until his death, resignation or retirement.
     The Board of Directors has proposed the following nominees for election as Directors with terms expiring in 2013 at the Annual Meeting: Craig W. Dally, Donald L. Denney, and Richard L. Dobbins.
The Board of Directors recommends a vote FOR the election of these nominees as Directors.
     We expect each nominee to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees. The principal occupation and certain other information about the nominees and other directors whose terms of office continue after the Annual Meeting, including the specific factors that led the Board to conclude that such person should serve as a Direcctor, is set forth below. Such terms may include years of services for the Bank prior to the formation of the Company.
NOMINEES WHOSE TERMS WILL EXPIRE IN 2013

Name and Age as of		Position, Principal Occupation,
the Annual Meeting		Business Experience and Directorship

Craig W. Dally	63	Director since 1992. Vice President, Treasurer and General Manager of Dally Tire Co., a retail and commercial tire reseller with over $1 million in sales located in Coldwater, Michigan. Mr. Dally has served in this capacity for over 21 years. Mr. Dally’s experience on the Board since 1992 and his small business managerial experience qualify him to serve as a Director.

Donald L. Denney	59	Director since 2004. President and Chief Executive Officer of Monarch Community Bancorp, Inc. and Monarch Community Bank since September, 2004. From April 2004 to September 2004, Vice President, Monarch Community Bank. From 1996-2004, Mr. Denney was President and Chief Lending Officer, Farmers Citizens Bank, Bucyrus, Ohio. Previously, he served as Community President for Bank One in Michigan from 1988-1996. Mr. Denney has 39 years experience in banking, including 15 years as a Bank director. Mr. Denney’s experience qualifies him to serve as a Director.

Name and Age as of		Position, Principal Occupation,
the Annual Meeting		Business Experience and Directorship

Richard L. Dobbins	65	Director since 2004. Previously served as a Director of MSB Financial, Inc. and Marshall Savings Bank, F.S.B. from 1974 to 2004. Mr. Dobbins is an attorney in private practice since 1973, and is President of North Concord Farms, Inc., North Parma Farms, Inc., and Dobbins Farms, Inc. From 1990 to 2002, he was a director of Caster Concepts, Inc., a manufacturer of industrial wheels and casters in Albion, Michigan. Mr. Dobbins’ 30 years of experience as a Bank director, together with his legal and business experience, qualify him to serve as a Director.
CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2011

Name and Age as of		Position, Principal Occupation,
the Annual Meeting		Business Experience and Directorship

Harold A. Adamson	69	Director since 1988. Former Chief Executive Officer of Plastic Technology Center, a non-profit organization located in Angola, Indiana from 1995 through 2001. During 2002 and until June 2003, Mr. Adamson was the Assistant Director of Kellogg Community College’s Grahl Center. Mr. Adamson currently is the Chair of the School of Business and of Liberal Arts, Miller College, Battle Creek, Michigan. Mr. Adamson’s long-time experience as a Bank director, and his extensive business management background, including his experience as a CEO, qualifies him to serve as a Director.

James W. Gordon	55	Director since 2008. President, James W. Gordon, CPA, P.C. a public accounting practice located in Coldwater, MI; Vice President of R.G. Hawkes Trucking, Inc. a regional transportation company located in Tekonsha, MI; Treasurer of C.E.M. Supply, Inc. a retail and industrial hardware supplier located in Coldwater, MI. Mr. Gordon has been a certified public accountant since 1976. Mr. Gordon’s experience as a CPA serving a variety of business clients, as well as his own business experience, qualifies him to serve as a Director.

Karl F. Loomis, MD	62	Director since 2008. Previously served as director of MSB Financial, Inc. and Marshall Savings Bank F.S.B. from 1995 to 2004 and Chair of the Audit Committee from 2000 to 2004. President and CEO of Regional Medical Laboratories, Inc. from its formation in 1987 until 2005. Laboratory Director, Battle Creek Health Systems and Oaklawn Hospital from 1983 until 2005. Line officer and subsequently Medical Officer, United States Navy from 1970 until 1996; last position: Director of Ancillary Services, Fleet Hospital, Minneapolis. Presently in private practice of pathology in Marshall, MI. Dr. Loomis’ experience as director of MSB Financial, and his experience as a CEO, qualifies him to serve as Director.

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2012

Name and Age as of		Position, Principal Occupation,
the Annual Meeting		Business Experience and Directorship

Martin L. Mitchell	59	Director since April 2004. Previously served as Director of MSB Financial, Inc. and Marshall Savings Bank, F.S.B. from 1987 to 2004. In 2004, Dr. Mitchell became President and Chief Executive Officer of Starr Commonwealth, a non-profit organization serving youth and their families with campuses in Albion, Battle Creek and Detroit, Michigan and Columbus and Van Wert, Ohio. Previously he was Executive Vice President and Chief Operations Officer 2002-2004, Vice President and COO 1999-2002, and Vice President of Program from 1981-1999. Dr. Mitchell has served on the Board of Directors of Olivet College, Olivet Michigan since 1995. Dr. Mitchell’s experience as a director of MSB Financial, together with his extensive management background with Starr Commonwealth, qualifies him to serve as Director.

Stephen M. Ross	66	Director since 1994. Appointed Chairman in 2004. From 1980 until August, 2003, Mr. Ross was Senior Vice President of the Hillsdale Division of Eagle-Picher, Inc., an automotive supplier. Mr. Ross retired as Vice President of Sales and Marketing for Southern Michigan Tool and Machine, an automotive parts supplier in Hillsdale, Michigan. Mr. Ross’ long-time experience as a Bank director, his managerial experience, as well as his accounting background, qualifies him to serve as Director.

Gordon L. Welch	63	Director since 1986. Mr. Welch retired from Michigan Gas Utilities a division of Intergrys. Intergrys is a publicly traded gas and electric holding company headquartered in Chicago, IL. Previously, Mr. Welch was employed by Aquila as an Economic Development Director and prior to that as a Natural Gas Commodity Broker. Mr. Welch’s, long-time experience as a Bank director, his work in economic development, and his knowledge of local business conditions, qualifies him to serve as Director.
ITEM 2. ADVISORY VOTE ON EXECUTIVE COMPENSATION
     On February 17, 2009, the President signed into law the American Recovery and Reinvestment Act of 2009. Among other things, the broad sweeping legislation requires that “TARP recipients during the period in which any obligation arising from financial assistance provided under the TARP remains outstanding shall permit a separate nonbinding shareholder vote to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Commission.” The nonbinding vote is required annually at each annual or other meeting of shareholders during the period that any obligation arising from financial assistance provided under the TARP remains outstanding.
     On February 6, 2009, the Company completed the sale of $6.785 million of preferred stock and a warrant to purchase up to 260,962 shares of the Company’s common stock to the U.S. Treasury under the TARP Program. As a result, the Company is submitting this nonbinding proposal for consideration by shareholders in compliance with Section 7001 of the American Recovery and Reinvestment Act of 2009.
     This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive pay program and policies through the following resolution:
“Resolved, that the shareholders approve the executive compensation of the Company, as described in the “Executive Compensation” Section and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”
     Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
     The Board of Directors unanimously recommends a vote “FOR” approval of the executive compensation of the company, as described in the “Executive Compensation” section, and the tabular disclosure regarding named Executive Officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.
ITEM 3. RATIFICATION OF AUDITORS
     The Audit Committee of the Board of Directors has appointed Plante & Moran, PLLC to serve as our independent auditors for 2010 and is seeking the ratification of the appointment of Plante & Moran, PLLC by our shareholders.
     In the event our shareholders fail to ratify the selection of Plante & Moran, PLLC, the Audit Committee will consider it as a direction to select other auditors for the subsequent year. Representatives of Plante & Moran, PLLC will be present at the Annual Meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so.
Audit Fees
     Audit fees and expenses billed to the Company by Plante & Moran, PLLC for the audit of the Company’s financial statements for the fiscal years ended December 31, 2009 and December 31, 2008, and for review of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q, are as follows:

2009	2008
$102,100	$101,050

Audit Related Fees
     Audit related fees and expenses billed to the Company by Plante & Moran, PLLC for fiscal years 2009 and 2008 for services related to the performance of the audit or review of the Company’s financial statements that were not included under the heading “Audit Fees”, are as follows:

2009	2008
$0	$0
Tax Fees
     Tax fees and expenses billed to the Company for fiscal years 2009 and 2008 for services related to tax compliance, tax advice and tax planning, consisting primarily of preparing the Company’s federal and state income tax returns for the previous fiscal periods and inclusive of expenses are as follows:

2009	2008
$11,100	$10,800
All Other Fees
     Fees and expenses billed to the Company by Plante & Moran, PLLC for all other services provided during fiscal years 2009 and 2008 are as follows:

2009	2008
$0	$0
In accordance with Section 10A(i) of the Exchange Act, before Plante & Moran, PLLC is engaged by us to render audit or non-audit services, the engagement is approved by our Audit Committee. None of the audit-related, tax and other services described in the table above were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X. None of the time devoted by Plante & Moran, PLLC on its engagement to audit the Company’s financial statements for the year ended December 31, 2009 is attributable to work performed by persons other than Plante & Moran, PLLC employees.
     The affirmative vote of a majority of votes cast on this proposal, without regard to abstentions or broker “non votes,” is required for the ratification of the appointment of Plante & Moran, PLLC.
     The Board of Directors recommends a vote FOR the ratification of the appointment of Plante & Moran, PLLC as our independent auditors for the year 2010.

SECURITY OWNERSHIP OF DIRECTORS,
MOST HIGHLY COMPENSATED EXECUTIVE OFFICERS AND
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP

	Amount and
	Nature of Beneficial		Ownership
Name	Ownership (1)		As a Percent of Class

Harold A. Adamson, Director	20,585	(2)	*
Rebecca S. Crabill, Executive Officer	8,195	(3)	*
Craig W. Dally, Director	18,785	(4)	*
Donald L. Denney, President, CEO & Director	51,360	(5)	2.4
Richard L. Dobbins, Director	65,512	(2)	3.0
James W. Gordon, Director	13,639	(6)	*
Karl F. Loomis, Director	24,800	(6)	1.1
Martin L. Mitchell, Director	27,082	(2)	1.2
Stephen M. Ross, Director, Chairman	27,385	(2)	1.3
Andrew J. Van Doren, Executive Officer	37,556	(7)	1.7
Gordon L. Welch, Director	22,885	(2)	1.0

All directors and executive officers as a group (11 persons)(8)	317,784	(9)	14.6

(1)	Except as otherwise noted in these footnotes, the nature of beneficial ownership for shares reported in this table is sole voting and investment power, however, includes shares in the 2003 Recognition and Retention Plan that have not yet vested.

(2)	Includes 14,918 shares issuable upon the exercise of options exercisable within 60 days.

(3)	Includes shares held in 401(k) and ESOP, and 3,475 shares issuable upon the exercise of options exercisable within 60 days.

(4)	Includes 100 shares owned by Dally Tire Company where Mr. Dally is Vice President, Treasurer and General Manager, and 14,918 shares issuable upon the exercise of options exercisable within 60 days.

(5)	Includes 20,000 shares issuable upon the exercise of options exercisable within 60 days.

(6)	Includes 5,000 issuable upon the exercise of options exercisable within 60 days.

(7)	Includes shares held in 401(k) and ESOP, and 9,250 shares issuable upon the exercise of options exercisable within 60 days.

(8)	Includes shares held directly, as well as shares held jointly, shares held in retirement accounts, held in a fiduciary capacity, held by certain of the group members’ families, or held by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares the group member may be deemed to have sole or shared voting and/or investment powers.

(9)	Includes a total of 137,263 shares issuable upon the exercise of options exercisable within 60 days.

*	Less than 1% ownership as a percent of class.
SECURITY OWNERSHIP OF SHAREHOLDER
HOLDING 5% OR MORE

	NUMBER
NAME AND ADDRESS OF	OF	PERCENT OF
BENEFICIAL OWNER	SHARES	CLASS

Friedlander & Co., Inc.	197,729 (1)	9.7
Theodore Friedlander III 322 East Michigan Street, Suite 250 Milwaukee, Wisconsin 53202

	NUMBER
NAME AND ADDRESS OF	OF	PERCENT OF
BENEFICIAL OWNER	SHARES	CLASS

Monarch Community Bancorp, Inc. Employee Stock Ownership Plan (ESOP”)	146,323 (2)	7.16
375 North Willowbrook Road Coldwater, Michigan 49036

(1)	Based upon information in a Schedule 13G filed on February 16, 2010 with the SEC. According to this filing, Friedlander & Co., Inc. (“Friedlander”) has sole dispositive power with respect to 197,729 shares and Theodore Friedlander III has sole voting power with respect to 31,530 shares. Mr. Friedlander is a controlling person of Friedlander and as such may be deemed to beneficially own the shares of Company common stock beneficially owned by Friedlander. Mr. Friedlander owns less than 1% of the shares held by Friedlander and disclaims beneficial ownership of all other shares held by Friedlander.

(2)	Shares of Common Stock were acquired by the ESOP in the Bank’s conversion from mutual to stock form (the “Conversion”). The ESOP Committee administers the ESOP. First Bankers Trust Company has been appointed as the corporate trustee for the ESOP (“ESOP Trustee”). The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. As of December 31, 2009, 120,348 shares have been allocated to ESOP participants’ accounts.
Transactions with Certain Related Persons
     We have followed a written policy of granting consumer loans and loans secured by the borrower’s personal residence to our officers, directors and employees. Loans to all officers and directors must be reported to the Board of Directors. Loans exceeding $500,000 (when aggregated) must be approved by a majority of the disinterested directors. All loans to our employees, executive officers and directors were made in the ordinary course of business and on the same terms and conditions as those of comparable transactions prevailing at the time for comparable loans to persons not related to the lender, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features. All loans to directors and executive officers were performing in accordance with their terms at December 31, 2009.
     The Company has a written policy requiring annual disclosure by directors and executive officers of the identity of immediate family members and related interests and all transactions between the Company and related persons or interests, which must be on the same terms as transactions with unrelated parties. The Company Secretary maintains records of the disclosures. Other than loans granted by the Company’s subsidiary, Monarch Community Bank under the policies discussed above, there were no transactions with related persons in 2009.
EXECUTIVE COMPENSATION
     The salaries and other cash compensation; fringe benefits including insurance plans and the 401(k) Plan are provided to the executive officers by the Bank. Stock-based compensation, including the Employee Stock Ownership Plan, the 2003 Recognition and Retention Plan, and the 2003 Stock Option Plan, is awarded by the Company. This section describes the current compensation policy as endorsed by the Company’s Board of Directors and the Compensation Committee. The executive compensation program of the Bank has been designed to:
1.	Provide a pay-for-performance policy that differentiates compensation amounts based upon corporate and individual performance.

2.	Provide compensation opportunities comparable to those offered by other Michigan-based financial institutions and Eastern US banks of similar asset size, thus allowing the Bank to compete for and retain talented executives who are essential to the long-term success of the Company and the Bank.

3.	Align the interest of the executive officers with the long-term interest of the Company’s shareholders through the ownership of Company Common Stock.
     The executive compensation program is comprised of salary, opportunities for annual cash bonuses, participation in the ESOP, participation in the Incentive Stock Option Plan and participation in the Retention and Recognition Plan (RRP). An executive officer’s salary is based on a number of factors, including, (1) the Bank’s performance as compared to internally established goals for the most recently ended fiscal year and to the performance of other Michigan-based financial institutions, (2) the individual officer’s level of responsibility with the Bank and (3) comparisons to salaries paid to officers holding similar positions in other Michigan—based financial institutions.
     The award of an annual cash bonus is made in the discretion of the Board of Directors and is pursuant to a formal plan or formula. There was no 2009 bonus plan, nor is there a bonus plan for 2010. Future bonus plans will be as established in the Company’s annual budget and business plan. The Company currently does not plan to recover or reduce payments if the relevant terms of the Company’s performance are restated or otherwise adjusted in a manner that would reduce the size of a payment, except to extent required because of the Company’s participation in the U.S. Treasury’s Capital Purchase Plan.
     The Bank, as plan sponsor of the ESOP, made an ESOP contribution which was allocated among all participating employees of the Bank, including the executive officers based on their annual salaries. The Compensation Committee uses the award of stock options and/or available Recognition and Retention Plan stock to officers to align the officers’ interests with those of the shareholders; significant vesting periods are also used to retain employees. The amount of stock granted is determined by reviewing the practices of other financial institutions based on information provided by an outside reliable research consultant to the Board of Directors.
     The current salary of the Chief Executive Officer was set by the Board of Directors (Mr. Denney did not participate in the decision) after an appraisal of his performance and discussions between Mr. Denney and the Compensation Committee. This Company plans to continue this practice.
     The annual salaries of the other executive officers generally are based on their annual performance appraisals and the recommendations of the Chief Executive Officer, within the constraints of the budget adopted by the Board of Directors. The budget for 2010 does not include salary increases.
     In 1993, Section 162 (m) of the Internal Revenue Code was amended to place limits on the deductibility of compensation in excess of $1 million paid to executive officers of publicly held companies. The Board of Directors of the Company does not believe, however, that the amendment has had or will have any impact on the compensation policies followed by the Board.

Summary Compensation Table
     The following table shows, for the year ended December 31, 2009, the cash compensation paid, as well as certain other compensation paid or accrued, to the Chief Executive Officer, the Chief Financial Officer, and the other executive officer who received over $100,000 in total compensation during such years.

Name						Non-Equity	All
and				Stock	Option	Incentive Plan	Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation[2]	Total
Position	Year	($)	($)	($)	($)[1]	($)	($)	($)
Donald L. Denney	2009	225,454	0	15,240	0		6,477 [3]	246,547
President & CEO	2008	211,820	0	32,380	0	—	12,667	256,867
Andrew J. Van Doren	2009	105,027	0	332	0	—	3,000	108,359
SVP, Secretary &	2008	101,360	0	15,730	0	—	3,251	120,341
General Counsel
Rebecca S.	2009	92,077	0	0	0	—	2,616	94,693
Crabill, SVP & CFO	2008	79,006	0	1,199	0		2,567	82,772

1.	Valued by grant date fair value.

2.	Includes ESOP allocation, Company 401(k) match, and life insurance premiums.

3.	Includes personal use of Company-owned vehicle.
Backgrounds of our Executive Officers
     In addition to the information about our President and Chief Executive Officer, Donald L. Denney, which is set forth on page 12, following is information about the Company’s other executive officers.
     Andrew J. Van Doren, Age 61, Senior Vice President, Secretary, and General Counsel for Monarch Community Bancorp, Inc. since the Company was formed in 2002. He has been employed by Monarch Community Bank since 2001 as Senior Vice President, Secretary, General Counsel, and Chief Compliance Officer. Prior to coming to the Bank, Mr. Van Doren was President of Biringer, Hutchinson, Van Doren, Lillis, and Bappert, P.C., a law firm in Coldwater, Michigan, which he joined in 1983. Mr. Van Doren holds a B.A. from Western Michigan University and a Juris Doctor degree from Northwestern University School of Law. He is a 2008 graduate, with honors, of the American Bankers Association’s National School of Banking.
     Rebecca S. Crabill, Age 39, Senior Vice President, and Chief Financial Officer for Monarch Community Bancorp, Inc. Employed by Monarch Community Bank since 1996. She previously held the position of Controller, and began her employment with the Bank as a Teller. Ms. Crabill holds a Bachelor Degree in Accounting from Sienna Heights University.
CEO Employment Agreement
     Donald L. Denney’s (“Executive”) employment agreement with the Company is the only Company employment agreement. It provides that he will serve in the capacity of President and Chief Executive Officer of the Company. The term of the agreement is for a term of one year beginning on September 6, 2006, with the term automatically renewing for one additional day each day after September 6, 2006, unless terminated earlier in accordance with the agreement. During the term of the agreement, the Company will pay to Executive a base salary of $189,000 annually. The rate of Executive’s base salary beginning in 2007 is reviewed by the Board of Directors, and Executive will be entitled to an increase in such amount as the Board may decide. Executive is also entitled to receive an annual discretionary bonus pursuant to the bonus program then in effect and is eligible for stock options, awards, and participation in the Company’s employee benefit and fringe benefit programs. Effective September 1, 2009, Executive receives the same director fees as the outside directors.
     Upon any termination of Executive’s employment with the Company (other than a termination which occurs following a change in control), Executive has agreed not to compete with the Company for the longer of (i) the period that Executive continues to receive his base salary under the agreement, or (ii) one year following his date of termination. The agreement’s prohibition on competition prohibits Executive from working for or advising, consulting or otherwise serving or having a material financial interest in any entity whose business is similar to or which materially competes with the business activities of the Company within Branch County, Michigan. The prohibition on competition also prohibits Executive from offering employment to or employing on his own behalf or on behalf of another person or entity, any person who is employed by the Company within six months of Executive’s termination of employment.
     The following paragraphs describe the post-termination benefits payable to Executive. During the period that the U.S. Treasury holds preferred stock of the Company pursuant to the TARP Capital Purchase Program, the Company may be prohibited or restricted from making the payments to Executive as described in these paragraphs.
     If the Board terminates Executive’s employment without cause prior to the expiration of the term, Executive is entitled to his base salary and to continue to participate in the Company’s health care plan for the longer of (i) the remainder of the term of his agreement, or (ii) one year following the date of termination of employment. If Executive’s employment is terminated for cause, no continued payments or benefits are due under the agreement. “For cause” is defined as termination due to Executive’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, failure to perform stated duties or to follow one or more specific written directives of the Board, reasonable in nature and scope, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or material breach of any provision of the agreement.
     If, following a change in control, the agreement is terminated by the Company without cause or by Executive for good reason, Executive is entitled to his base salary and to continue to participate in the Company’s health care plan for a period of two years. “Good reason” generally includes: (A) if Executive would be required to move his personal residence or perform his principal executive functions more than 25 miles from the Company’s main office; (B) if, in the organizational structure of the Company, Executive would be required to report to a person or persons other than the Board; (C) if the Company should fail to maintain Executive’s base salary or fail to maintain employee benefit plans or arrangements generally comparable to those currently in place; (D) if Executive is assigned substantial duties and responsibilities other than those normally associated with his current position; or (E) if Executive is removed from or not re-nominated to serve on the Board.
     A “change in control” is defined to include the following: (A) any third person becoming the beneficial owner of shares of the Company with respect to which 25% or more of the total number votes for the election of the Board may be cast; (B) a change in control of the Company’s subsidiary bank within the meaning of the Home Owners Loan Act of 1933; (C) as a result of or in connection with, any merger or other business combination, sale of assets or contested election, wherein the persons who are directors of the Company before such transaction or event ceased to constitute a majority of the Board of the Company or any successor to the Company; or (D) the Company transfers substantially all of its assets to another corporation or entity which is not an affiliate of the Company.

     In the event of disputes under the agreement, the parties have agreed to binding arbitration in accordance with the rules of the American Arbitration Association and have waived their right to a trial by jury. The Company has also agreed to indemnify Executive to the fullest extent permitted under law and applicable regulation against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Company.
     Assuming the termination occurred on December 31, 2009, the estimated total post-employment payment due Mr. Denney under the agreement (assuming termination by the Company without cause and current salary, and health insurance costs) is $231,270; or (assuming termination due to a change in control of the Company and current salary and health insurance costs, $462,540.
Management Continuity Agreements
     On December 16, 2004, the Company entered into management continuity agreements with Andrew J. Van Doren, Senior Vice President and General Counsel, and on February 21, 2008 with Rebecca S. Crabill, Senior Vice President and Chief Financial Officer; (each an “Executive”). The agreements are valid for a period of one year and renew automatically for successive one-year periods, unless the Board of Directors of the Company indicates by resolution adopted at least three months prior to the end of the relevant one-year term that the agreements shall not be renewed.
     The following paragraphs describe the post-termination benefits payable to Executive. During the period that the U.S. Treasury holds preferred stock of the Company pursuant to the TARP Capital Purchase Program, the Company may be prohibited or restricted from making the payments to Executive as described in these paragraphs.
     Pursuant to the agreements if, during a change in control period, Executive is terminated other than for cause, death, disability or retirement, or if Executive terminates his employment for good reason, then the Executive is entitled to receive his annual base salary for a period of twelve months following the date of termination and ongoing health insurance coverage for Executive and his family under the Bank’s health care plan for a period of twelve months. If Executive’s employment is terminated by reason of death, disability or retirement during the change in control period, then the agreement terminates and the Company must pay Executive his annual base salary through the date of termination and any benefits that have accrued prior to that date. If Executive’s employment is terminated for cause, then the agreement terminates without any further obligations to Executive.
     A “change in control” is defined to include the following: (A) any third person becoming the beneficial owner of shares of the Company with respect to which 25% or more of the total number votes for the election of the Board may be cast; (B) a change in control of the Company’s subsidiary bank within the meaning of the Home Owners Loan Act of 1933; (C) as a result of or in connection with, any merger or other business combination, sale of assets or contested election, wherein the persons who are directors of the Company before such transaction or event ceased to constitute a majority of the Board of the Company or any successor to the Company; or (D) the Company transfers substantially all of its assets to another corporation or entity which is not an affiliate of the Company. The “change in control period” is defined as the period commencing on the date of the change in control and ending twelve months later.
     “Cause” is defined as termination due to Executive’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, failure to perform stated duties or to follow one or more specific written directives of the Board, reasonable in nature and scope, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or material breach of any provision of the agreement. “Good reason” generally includes: (A) if Executive would be required to move his personal residence or perform his principal executive functions more than 25 miles from the Executive’s primary office; (B) if the Company should fail to maintain Executive’s base salary or fail to maintain employee benefit plans or arrangements generally comparable to those currently in place; or (C) if Executive is assigned substantial duties and responsibilities other than those normally associated with his current position.
     In the event of disputes under the agreement, the parties have agreed to binding arbitration in accordance with the rules of the American Arbitration Association and have waived their right to a trial by jury.
     Assuming termination occurred on December 31, 2009, the estimated total post-employment payments due under these agreements (assuming current salary, health insurance costs, and company stock value) are as follows:
•	Mr. Van Doren: $112,307

•	M. Crabill: $99,085
2003 Recognition and Retention Plan
     The Recognition Plan acquired 92,575 shares of Common Stock. At December 31, 2009, 92,275 shares had been granted to current or former directors and executive officers, and 83,797 of such shares had vested. Under the Recognition Plan, shares are awarded as restricted stock which vests in equal annual installments over the five-year period from the date of grant. The dividends on unvested shares are paid to the grantee. Currently grants are made by the Compensation Committee on the recommendation of the Chief Executive Officer, based the grantee’s performance.
     If the grantee’s employment terminates, all unvested shares are forfeited unless due to a change in control of the Company, death or disability; upon the occurrence of any such event, all unvested shares become vested.
     Unvested shares are not transferable.
     In the event of any change in the outstanding shares of the Company’s Common Stock because of any recapitalization, stock split, reverse stock split, stock dividend, reorganization, consolidation, combination or exchange of shares, merger, or any other change in the corporate structure of the Company or in the shares of Common Stock, the number and class of shares awarded shall be appropriately adjusted by the Compensation Committee.
2003 Stock Option Plan
     A total of 231,438 shares of Common Stock were reserved under the 2003 Stock Option Plan for award to directors and employees. 40,851 of such shares are available for future grant. The option price is the market price on the date of the award. Currently awards are made by the Compensation Committee on the recommendation of the Chief Executive Officer.
     In the event of any change in the outstanding shares of the Company’s Common Stock because of any recapitalization, stock split, reverse stock split, stock dividend, reorganization, consolidation, combination or exchange of shares, merger, or any other change in the corporate structure of the Company or in the shares of Common Stock, the number and class of shares awarded and the Exercise Price shall be appropriately adjusted by the Compensation Committee.

     If an option-holder’s employment is terminated for cause, all options are forfeited. In the event of voluntary termination or termination other than for cause (except termination after a change in control of the Company), unvested options are forfeited; vested options must be exercised within three months of termination (one year in the event of termination because of disability) or are forfeited.
     In the event of termination following a change in control of the Company, all unexercised options, including unvested options, become exercisable.
     Options are not transferable, except that in the event of death the person to whom the options are transferred by will or the laws of descent may exercise the options that were vested at death within one year of the death of the Optionee. However, the Company has the discretion to pay the amount by which the Market Value per share of Common stock on the date of exercise of the Options exceeds the Exercise Price per Option Share, multiplied by the number of Option Shares exercised.
401(k) Plan
     The Bank has a 401(k) Plan in which substantially all employees may participate. In 2009 the 401(k) Plan provided for matching contributions equal to 25% on the first 6% of the participant’s 401(k) deferrals for the year. Employer contributions become 20% vested for each year of employment, with full vesting after five years. Effective January 1, 2010, the Plan no longer provides for matching contributions.
Employee Stock Ownership Plan and Trust
     The Bank has established an ESOP for employees of the Bank. Full-time employees who have been credited with at least 1,000 hours of service during a 12-month period and who have attained age 21 are eligible to participate in our employee stock ownership plan.
     The ESOP borrowed funds from the Company to purchase 185,150 shares of Common Stock in the Bank’s conversion from mutual to stock form. The original loan to the ESOP was to be repaid principally from the Bank’s contributions to the ESOP over a period of ten years, and the collateral for the loan is the Common Stock purchased by the ESOP. Effective January 1, 2007, the loan was amended to provide for payback over an additional five years. The amendment thus reduced the annual compensation costs attributable to the ESOP.
     Effective January 1, 2007, the vesting schedule was changed from five year “cliff” vesting (which required five full years of employment before a participant became vested) to a vesting schedule under which participants become 20% vested for each year of employment, with full vesting after five years. The ESOP is subject to the requirements of the Employee Retirement Income Security Act of 1974, and the regulations of the Internal Revenue Service and the Department of Labor thereunder.
Grant of Plan-Based Awards
There were no grants of equity plan awards to Executive Officers during 2009.

Outstanding Equity Awards at Fiscal Year End

	Option Awards				Stock Awards
Market
	Number of	Number of			Number of	Value of
	Securities	Securities			Shares or	Shares or
	Underlying	Underlying			Units of	Units of
	Unexercised	Unexercised	Option		Stock That	Stock That
	Options	Options	Exercise	Option	Have not	Have Not
	(#)	(#)	Price	Expiration	Vested	Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)
Donald L. Denney	20,000	0	14.00	9/16/2014	0	0
	5,000		13.10	12/16/2014
Andrew J. Van Doren	9,250	0	13.00	4/24/2013	0	0
Rebecca S. Crabill	3,475	0	13.00	4/24/2013	0	0
Nonqualified Deferred Compensation
     There are no nonqualified deferred compensation plans for officers or employees.
Director Compensation
     The members of the Boards of Directors of Monarch Community Bancorp and Monarch Community Bank are identical. Except for Mr. Denney prior to September 1, during 2009, each director of the Bank received an annual retainer fee of $14,400 for his service on the Board of Directors. In addition, each director (other than Mr. Denney prior to September 1) received $300 for each Bank regular and special board meeting attended, and a fee of $300 for each committee meeting attended. The Chairman of the Board received an additional $11,000 per year. No fees are paid for attending the Company’s board meetings.

					Change in
					Pension Value
	Fees				and
	Earned				Nonqualified
	or Paid in	Stock	Option	Non-Equity	Deferred	All Other
	Cash	Awards	Awards	Incentive Plan	Compensation	Compensa-	Total
Name	($)	($)	($)[1]	Compensation ($)	Earnings	tion ($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Harold A. Adamson	23,900	0	5,000	None	—	None	28,900
Craig W. Dally	18,300	0	5,000	None	—	None	23,300
Richard L. Dobbins	26,100	0	5,000	None	—	None	31,100
James W. Gordon	22,800	0	5,000	None	—	None	27,800
Karl F. Loomis	19,800	0	5,000	None	—	None	24,800
Martin L. Mitchell	22,800	0	5,000	None	—	None	27,800
Stephen M. Ross	32,000	0	5,000	None	—	None	37,000
Gordon L. Welch	21,300	0	5,000	None	—	None	26,300

1.	Valued at fair market value on grant date.

AUDIT COMMITTEE REPORT
     The Audit Committee is comprised of four directors (Messrs. Adamson, Dobbins, Gordon, and Mitchell). Each of the directors is independent, under the definition contained in Rule 4200(a)(15) of the Nasdaq’s listing standards. The Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.monarchcb.com .
     In connection with the audited financial statements contained in the Company’s 2009 Annual Report on Form 10-K for the fiscal year ended December 31, 2009, the Audit Committee reviewed and discussed the audited financial statements with management and Plante & Moran, PLLC. The Audit Committee discussed with Plante & Moran, PLLC the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1. AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from Plante & Moran, PLLC required by applicable requirements of the Public Company Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.
     Based on the review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.
THE AUDIT COMMITTEE
Harold A. Adamson     Richard L. Dobbins     James W. Gordon     Martin L. Mitchell
COMPLIANCE WITH SECTION 16
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.
     Based on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that all Directors and Executives of the Company filed all reports required on a timely basis pursuant to Section 16 of the Securities Exchange Act of 1934.

SHAREHOLDER PROPOSALS FOR THE YEAR 2011 PROXY STATEMENT
     Under SEC Rule 14a-8, in order to be eligible for inclusion in next year’s proxy materials for the annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received at our executive office located at 375 North Willowbrook Road, Coldwater, Michigan 49036, on or before November 19, 2010. Any shareholder proposals outside of Rule 14a-8 received after December 21, 2009, but on or before January 20, 2011, may be considered for presentation at next year’s annual meeting although not included in the proxy statement. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from April 20, 2011, the shareholder proposal must be delivered not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting is first made.
     All shareholder proposals for inclusion in Monarch Community Bancorp, Inc.’s proxy materials may be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934 and, as with any shareholder proposal, regardless of whether included in our proxy materials, Monarch Community Bancorp’s articles of incorporation and bylaws and Maryland law.
     Whether or not you plan to attend the Meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy in the enclosed envelope.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 20, 2010:
The Proxy Statement and Annual Report to Security Holders are available at www.cfpproxy.com/5353.

By Order of the Board of Directors,
/s/ Andrew J. Van Doren
Corporate Secretary

PLEASE MARK VOTES AS IN THIS EXAMPLE REVOCABLE PROXY MONARCH COMMUNITY BANCORP, INC. With- For All For hold Except ANNUAL MEETING OF SHAREHOLDERS APRIL 20, 2010 The undersigned hereby appoints the members of the Board of Directors of Monarch Community Bancorp, Inc. and its survivor, with full power of substitution, and authorizes them to represent and vote, as designated below and in accordance with their judgment upon any other matters properly presented at the annual meeting, all the shares of Monarch Community Bancorp, Inc. common stock held of record by the undersigned at the close of business on February 26, 2010, at the annual meeting of shareholders, to be held Tuesday, April 20, 2010, and at any and all adjournments or postponements thereof. The Board of Directors recommends a vote _FOR_ each of the listed proposals. Should a director nominee be unable to serve as a director, an event the Monarch Community Bancorp, Inc. does not currently anticipate, the persons named in this proxy reserve the right, in their discretion to vote for a substitute nominee designated by the Board of Directors. I. The election of Craig W. Dally, Donald L. Denney, Richard L. Dobbins as directors of Monarch Community Bancorp, Inc. each for a term of three years. INSTRUCTION: To vote for all the nominees mark the box _FOR with an _X_. To withhold your vote for all the nominees mark the box _WITHHOLD___with an _X_. To withhold your vote for an individual nominee mark the box _FOR ALL EXCEPT___and write the name of the nominee on the following line for whom you wish to withhold your vote. II. To approve the following advisory (non-binding) proposal: _Resolved, that the shareholders approve the executive compensation of the Company, as described in the _Executive Compensation_ section and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement._ Please be sure to date and sign this proxy card in the box below. III. The ratification of appointment of Plante & Moran, PLLC as the independent auditors for the Corporation for the fiscal year ending December 31, 2010. Detach above card, sign, date and mail in postage paid envelope provided. MONARCH COMMUNITY BANCORP, INC. PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The above signed acknowledges receipt from Monarch Community Bancorp, Inc., prior to the execution of this Proxy, of Notice of Annual Meeting scheduled to held on April 20, 2010, a Proxy Statement dated on or about March 19, 2010 and Monarch Community Bancorp, Inc._s Annual Report to Shareholders for the fiscal year ended December 31, 2009. Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, each holder should sign. This proxy may be revoked at any time before it is voted on by delivering to the Secretary of Monarch Community Bancorp, Inc., on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Monarch Community Bancorp, Inc. common stock, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in it self constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect. IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED. For Against Abs tain For Against Abstain Sign above PROXY MATERIALS ARE AVAILABLE ON-LINE AT: http://www.cfpproxy.com/5353 5353